EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

         We consent to the incorporation by reference in this Registration Statement of Sigma Designs, Inc. on Form S-8 of our report dated February 25, 1999, appearing in the Annual Report on Form 10-K of Sigma Designs, Inc. for the year ended January 31, 1999.


/s/ Deloitte & Touche LLP

San Jose, California
September 2, 1999